UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  May 28, 2009
(Date of earliest event reported)

B.H.I.T. Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9043 (Commission File Number)	36-3361229 (I.R.S. Employer Identification No.)

2255 Glades Road, Suite 342-W, Boca Raton, Florida (Address of principal executive offices)	33431 (Zip Code)

561-443-5300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 28, 2009, B.H.I.T. Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Agreement”) with Stephanie G. Smith and Greg Smith, Trustees of the Stephanie G. Smith Trust U/A dated December 20, 1995, as amended (the “Trust”), Andy C. Lewis (together with the Trust, the “Sellers”), and The Wood Energy Group, Inc. (“Wood”), pursuant to which the Company agreed to purchase all of the issued and outstanding common stock of Wood, which is owned by the Sellers, for a purchase price of $4.8 million in cash and $1.0 million in shares of common stock of the Company, or 2,857,143 shares. The number of shares of common stock of the Company was determined by the market value of the shares based on the average closing price of the stock for the five business days prior to the filing of this current report on Form 8-K. The purchase price may be increased or decreased by a working capital adjustment based on the closing date balance sheet. The transaction is expected to close on the later of 60 days after signing the Agreement or the third business day after closing conditions have been satisfied, as agreed in writing by the Company and the Sellers. Closing of the transaction is contingent on the satisfaction of standard conditions, including obtaining financing, completion of due diligence review and the execution of employment agreements with Messrs. Smith and Lewis.

The Agreement contains non-solicitation and noncompetition provisions pursuant to which the Sellers agree not to solicit any employee or affiliate of Wood or engage in competitive business for a period of two years after the date of closing of the transaction. The Agreement also contains customary representations, warranties, covenants and indemnification provisions.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full and complete terms of the Agreement which will be filed as an exhibit to the Company’s June 30, 2009 Form 10-Q.

There can be no assurances that the transaction will be completed on the proposed terms or at all.

Wood engages in the business of railroad tie reclamation and disposal. Additional information about Wood is contained in the presentation attached hereto as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits.

   (d)       Exhibits

99.1       Press Release of the Company dated May 29, 2009

99.2       Presentation of The Wood Energy Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B.H.I.T. Inc.

By:	/s/ Bennett Marks
Name:	Bennett Marks
Title:	Vice President and Chief Financial Officer

Dated:  June 1, 2009

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of the Company dated May 29, 2009

99.2	Presentation of The Wood Energy Group, Inc.